UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2018

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

400 Connell Drive, Suite 5000, Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2018, we entered into a securities purchase agreement with Manchester Securities Corp., an existing institutional investor and an affiliate of Elliott Associates, L.P., for the purchase and sale of a senior secured convertible note in the aggregate principal amount of $7,500,000 and a warrant to purchase up to an aggregate of 450,000 shares of our common stock, for gross proceeds of $7,500,000. The warrant is immediately exercisable, has an exercise price of $1.50 per share, subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, or reclassifications affecting our common stock, and has a term of five years.  A description of the note is set forth in Item 2.03 hereof.

The closing of the note and warrant sale and purchase occurred simultaneously with entry into the securities purchase agreement. No placement agent or underwriter was involved in the offering.

We intend to use the net proceeds of the offering for general corporate purposes primarily related to our Neutrolin® development program, including clinical trials, research and development expenses and general and administrative expenses.

On the same date, and in connection with the sale of the note and warrant, we amended and restated the following warrants held by Elliott Associates, L.P. and its affiliates to reduce the exercise price of each warrant to $0.001 per share: warrants issued in May 2013 to purchase up to an aggregate of 500,000 shares of our common stock with a pre-amendment exercise price of $0.65 per share and an expiration date of May 30, 2019; and warrants issued in October 2013 to purchase up to an aggregate of 750,000 shares of our common stock with a pre-amendment exercise price of $0.90 per share and an expiration date of October 22, 2019. The amendment of these warrants was previously reported on December 21, 2018; the amendment and restatement of these warrants simply memorializes the amendment to the respective exercise prices.

The warrant, the third amended and restated May 2013 warrant, the form of the second amended and restated October 2013 warrant and the securities purchase agreement, are filed herewith as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the warrants and the securities purchase agreement are not complete and are qualified in their entirety by reference to the respective exhibits.

On January 3, 2019, we issued a press release to report the closing of the secured loan transaction, a copy of which is attached hereto as Exhibit 99.1.

The note and warrant were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof. The note and warrant may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the note or the warrant or any other securities of our company.

Also in conjunction with the closing of the sale and issuance, we and Elliott Associates, L.P. and certain of its affiliates that hold shares of various series of our preferred stock and warrants to purchase shares of our common stock agreed to waive any rights of conversion or exercise for all of the shares of our Series C-2, D, E and F preferred stock , as well as warrants to purchase an aggregate of 4,014,859 shares of our common stock (collectively with the shares of Series C-2, D, E, and F preferred stock, the "Elliott Derivative Securities"), until the earliest to occur of (i) the effective date on which our Certificate of Incorporation is amended to increase the number of authorized shares of common stock, (ii) the effective date on which we effect a reverse stock split of our common stock, (iii) one business day immediately prior to the consummation of a Fundamental Transaction (as defined in the instruments governing the applicable Elliott Derivative Securities), and (iv) April 30, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As noted in Item 1.01, on December 31, 2018, we entered into a securities purchase agreement pursuant to which we issued a senior secured convertible note in the aggregate principal amount of $7,500,000. The note is a senior, secured obligation, guaranteed by all of our assets. The note bears interest at the rate of 10.0% per annum, compounded quarterly. Interest is first payable on January 2, 2019, and on the first trading day of each month thereafter. The note matures on December 30, 2021.

Any accrued but unpaid interest for the applicable interest period will be added to the principal outstanding under the notes. The noteholder may convert its outstanding note principal amount, and any accrued and unpaid interest, at any time into shares of common stock at the conversion rate. Additionally, the note will automatically convert at the conversion rate into shares of common stock, if, prior to the maturity date, the average closing sale price of our common stock for any 20 trading days during any consecutive 30 trading days equals or exceeds 150% of the conversion price. We have the right to pay any accrued interest in cash for any calendar month during which the average closing sale price of our common stock averaged at least 150% of the conversion price of the notes. In the event we default on our obligations under the notes, all amounts under the notes will automatically become immediately due and owing.

On or after July 1, 2020, we may prepay any principal amount outstanding on the notes in amounts of $2,000,000 (or in full, if less than $2,000,000), provided that if the prepayment occurs between July 2, 2020 and March 30, 2021, the prepayment amount will equal 110% of the principal amount being repaid and if the prepayment occurs after March 31, 2021, the prepayment amount will equal 105% of the principal amount being repaid.

The conversion price of $1.50 per share is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, or reclassifications affecting our common stock. We will reserve, as soon as practicable, but in no event later than April 30, 2019, shares of common stock equal to 125% of the maximum number of shares of common stock issuable upon the conversion of the notes and upon exercise of the warrants.

The note is attached hereto as Exhibit 4.4 and is incorporated herein by reference. The foregoing description of the note is not complete and is qualified in its entirety by reference to Exhibit 4.4.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Warrant issued December 31, 2018.

4.2	Third Amended and Restated May 2013 Warrant.

4.3	Form of Second Amended and Restated October 2013 Warrant.

4.4	Senior Secured Convertible Note issued December 31, 2108.

10.1	Securities Purchase Agreement, dated December 31, 2018, between CorMedix Inc. and the investor named therein.

99.1	Press release dated January 3, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: January 3, 2019	By:	/s/ Robert W. Cook
Name: Robert W. Cook
Title: Chief Financial Officer

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